EXHIBIT 3.1

ARTICLES  OF  INCORPORATION


Incorporated  on  February  21,  2001
Revised  on  March  03,  2003

Vanex  Co.  Ltd.

CHAPTER  I.  GENERAL  PROVISIONS

ARTICLE  1.  NAME

The name of the company shall be Vanex Co., Ltd." (hereinafter called the Company).

ARTICLE  2.  PURPOSE

The  Company  shall  conduct  the  following  business  activities:

(1)  Broadcasting  (new  media  image  system  and  program  production);

(2)  Software  development,  distribution  and  maintenance;

(3) Information services (system integration, network installation and maintenance);

(4)  Manufacture  of  telecommunication  devices;

(5)  Other  businesses  related  to  those  mentioned  above.

ARTICLE  3.  LOCATION  OF  THE  HEAD  OFFICES  AND  BRANCHES

(1) The head office of the Company shall be located in city of Seoul. The branches of the Company may be established elsewhere by resolution of the Board of Directors of the Company.

ARTICLE  4.  PUBLIC  NOTICES
Public notices by the Company shall be given through the Daily Economic Newspaper and a daily newspaper published in Seoul.


CHAPTER  II.  SHARES

ARTICLE  5.  TOTAL  NUMBER  OF  SHARES  TO  BE  ISSUED
The total number of shares which the Company is authorized to issue is 100,000,000 shares.

ARTICLE  6.  PAR  VALUE
The  par  value  of  each  share  of  the  Company  shall  be  100  Korean  Won.


ARTICLE  7.  TOTAL  NUMBER  OF  SHARES TO BE ISSUED AT THE TIME OF INCORPORATION
The total number of shares to be issued by the Company at the time of incorporation shall be 20,000 shares.

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ARTICLE  8.  TYPES  OF  SHARE  CERTIFICATES
Share  certificates  shall be issued in eight (8) denominations of one (1), five
(5)  ten  (10),  twenty  (20),  hundred  (100), five hundred (500), one thousand
(1000)  and  ten  thousand  (10000)  shares.

ARTICLE  9.  DEFAULT  PAYMENT  UPON  SUBSCRIPTION  OF  SHARES
In case of default payment for the share purchase, the subscriber shall pay 0.1% of the unpaid amount per day as a financial charge and is responsible for all loss caused by the default of payment.

ARTICLE  10-1.  PREEMPTIVE  RIGHTS

(1) In case of the issuance of new shares, the shareholders of the Company shall have the right to subscribe for such newly issued shares in proportion to the number of shares held by each of them. However, in case shareholders abandon or lose preemptive rights, the allocation of its portion of new shares may be decided pursuant to a special resolution by the Board of Directors.

(2) New shares may be allocated to persons other than the existing shareholders by a resolution of the Board of Directors in the following cases:
1. In case the Company offers new shares or allows underwriters to underwrite new shares in accordance with Article 2 of the Securities Exchange Act;
2. In case the Company issues new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange
Act;
3. In case the Company allocates new shares to the members of the Company's Employee Stock Ownership Association in accordance with Article 191-7 of the Securities and Exchange Act;
4. In case the Company issues new shares by the exercise of the stock option in accordance with Article 189-4 of the Securities and Exchange Act;
5. In case the Company issues new shares for the issuance of depositary receipts in accordance with Article 192 of the Securities and Exchange Act;
6. In case the Company issues new shares for foreign direct investments in accordance with the Foreign Investment Promotion Act as needed for business purposes, including but not limited to improvement of the financial structure;
7. In case the Company issues new shares to the domestic and/or foreign financial institutions in order to finance the Company in the emergent cases; and
8. In case the Company issues new shares to the domestic and/or foreign entities in accordance with the joint venture agreement or technology license agreement executed by and between the Company and such entities for the management purposes.

(3) In case shareholders abandon or lose preemptive rights, the allocation of its portion of new shares may be decided pursuant to a special resolution by the Board of Directors.

ARTICLE  10-2.  PUBLIC  OFFERINGS

(1) The Company may issue new shares through a public offering by the resolution of the Board of Directors in accordance with Article 189-3 of the Securities Exchange Act; provided, however, that such newly issued shares shall not exceed one half of the total issued and outstanding shares of the Company.

(2) The Company may issue depositary receipts by the resolution of the Board of Directors in accordance with Article 192 of the Securities Exchange Act;
provided, however, that such newly issued shares shall not exceed one half of the total issued and outstanding shares of the Company.

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(3)  The  Company  may  issue  new  shares  for foreign direct investment by the resolution of the Board of Directors in accordance with the Foreign Investment Promotion Act.

(4) The type, number and the issuing price, etc. of the shares to be newly issued through Paragraph (1) and (3) above shall be determined by the resolution of the Board of Directors; provided, however, that the issuing price of such new shares shall be not less than the price set forth in Article 84-5 of the Enforcement Decree of the Securities Exchange Act.

ARTICLE  10-3.  STOCK  OPTIONS

(1) The Company may, by special resolution of the General Meeting of Shareholders, grant its stock option to members of the Board and the Staff in accordance with the provisions of Article 189-4 of the Securities Exchange Act; provided that issues to be subscribed by execution of the stock option be not more than fifteen-hundredths of total shares already issued by the Company.

(2) The persons who have contributed or has capabilities to contribute to the establishment, management or technological innovations of the Company are eligible to receive the stock options. Provided, however, that the Company shall not grant stock options to any of the following persons:
1. The largest shareholder of the Company (as set forth in Item 2 of Article 54-5 (4) of the Securities Exchange Act; hereinafter the same meaning) and his specially interested persons (as set forth in Article 10-3 (2) of the Enforcement Decree of the Securities Exchange Act; hereinafter the same meaning). Provided, however, that those who become such specially interested persons by taking the office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded;
2. Major shareholders of the company (as set forth in Article 188 of the Securities Exchange Act; hereinafter the same meaning) and their specially interested persons. Provided, however, that those who become such specially interested persons by taking office of the Directors or Auditors of the Company (including the non-standing Directors or Auditors of an affiliated company of the Company) shall be excluded.
3.  Persons  who  would  become major shareholders by exercise of stock options.

(3) The shares to be delivered upon execution of Stock Option (in case the Company pays the difference between the exercise price of stock option and the market price of such shares in cash or treasury shares, such shares shall be the basis of the calculation of such difference) shall be common shares in registered form (or preferred shares in registered form).

(4) The number of persons who may have Stock Option shall not exceed one half of total members in office and employees of the Company, and the total number of shares to be issued by the exercise of the stock option shall not exceed one-tenths of total issued and outstanding shares of the Company.

(5) The purchase price per share upon the execution of Stock Option, or the exercise price to be adjusted after Stock Option has been vested, must not less than each price as set forth in the followings:
1. The higher one of the prices in the followings, in case of issuing and delivering new shares;
a) The current price of shares concerned, which is valued on the basic date of a vesting day of Stock Option in accordance with Subparagraph 1 of Paragraph (2) of Article 84-9 of the Presidential Decree to the Securities Exchange Act;
b)  The  par  value  of  shares  concerned.
2. In the cases other than mentioned in Subparagraph 1 of Paragraph (4) above, the current price of shares concerned, which is valued in accordance with the provision prescribed in Clause a) of Subparagraph 1 of Paragraph (4) above.

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(6)  Stock  Option  may  be  exercised within seven (7) years from the first day coming after three (3) years have passed since the date of special resolution mentioned in Paragraph (1) above.

(7) In the following instances, the Company may, by a resolution of the Board of Directors, cancel the stock options:
 1. If the persons retire or resign voluntarily after having been granted the stock options;
2. If the persons inflict on the Company material damages or losses, whether intentionally or by mistake; or
3. If any other events of cancellation of stock options occur as prescribed in the agreements of granting such stock options.

(8) The Provisions of Article 10-4 shall be applied, mutatis mutandis, in respect of dividends on the new shares issued upon exercise of Stock Option.

(9) Persons with Stock Option shall have been in office for two (2) years or more from the date of special resolution mentioned above in Paragraph (1) to exercise Stock Option. But provided that the persons with Stock Option die within two (2) years from the date of special resolution mentioned in Paragraph
(1) above, or retire from office on reaching retirement age, or resign out of the liability that does not belong to themselves, they may exercise Stock Option during the period.

ARTICLE  10-4.  RECORD  DATE  OF  DIVIDEND  PAY-OUT  OF  NEW  SHARES

In case the Company issues new shares by means of capital increase with consideration increase of capital stock without consideration and share dividend, as regards dividends on new shares, such shares will be deemed to have been issued at the end of the fiscal year immediately preceding the fiscal year during which new shares are issued.

ARTICLE  11.  NON-ISSUANCE  OF  SHARE  CERTIFICATES

The  company  does  not  adopt  a  policy of Non-issuance of share certificates.

ARTICLE  12.  REGISTRATION  OF  TRANSFER

(1) In requesting registration of transfer as regards the shares of the Company, the requesting document, with the attachment thereto of share certificates, shall be submitted. In case of requesting registration of transfer except for the reason of inheritance, bequest, or other agreements, along with the request in Paragraph (1), documents proving the reason and share certificates shall be submitted.

(2) The Company may appoint a transfer agent. The appointment of a transfer agent be determined by the Board of Directors.

ARTICLE  13.  REGISTRATION  OF  PLEDGES  AND  INDICATION  OF  TRUSTED  ASSETS

In requesting registration of pledges or indication of trusted assets, the request provided by the Company bearing name and seal or signature, with the attachment thereto of share certificates, shall be submitted. The procedure of cancellation of registration or indication is same as above.

ARTICLE  14.  RE-ISSUANCE  OF  SHARE  CERTIFICATES

(1) In requesting re-issuance of share certificate due to stock split, reverse stock split, and damages to the certificates, the request provided by the Company bearing name and seal or signature, with the attachment thereto of original share certificates, shall be submitted.

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(2)  In  requesting  re-issuance  of  share  certificates  due  to  loss  of the certificates, the request provided by the Company bearing name and seal or signature, with the attachment thereto of an original copy or a certified copy of the judgment of exclusion, shall be submitted.

ARTICLE  15.  ISSUANCE  COSTS

A person who makes a request mentioned in Article 12 or 14 shall pay the issuance costs determined by the Company.

ARTICLE  16.  CLOSURE  OF  SHAREHOLDER  REGISTER

(1) The Company prohibits any changes to shareholders' register during the period between January 1 and the last day of the shareholders' meeting.

(2) Other than set forth in Paragraph 1) in this article, if necessary, the Company may prohibit any changes to shareholders' register or set a record date by the resolution of BOD in order to determine those entitled to exercise the shareholders' rights. The Company shall announce this notice two weeks in advance.

ARTICLE 17. REPORT OF ADDRESSES, NAMES AND SEALS OR SPECIMEN SIGNATURES OF SHAREHOLDERS

Shareholders and registered pledges and any of their attorneys-in-fact shall report to the Company their names, addresses, and seals or specimen signatures. Any change in these items shall also be reported according to the same reporting procedure.

CHAPTER  III.  GENERAL  MEETING  OF  SHAREHOLDERS

ARTICLE  18.  CONVENTION  OF  GENERAL  MEETING  OF  SHAREHOLDERS

(1) The General Meeting of Shareholders shall be held within three months after the end of each fiscal year and the extraordinary General Meeting of Shareholders shall be held at such other times as deemed necessary.

(2) The Representative Director is entitled, by the resolution of the Board of Directors, to convening of a General Meeting of Shareholders, except as otherwise provided in mandatory provisions of the applicable laws or regulations.

(3) In the event of absence of the representative director, a director designated in advance by the board of directors may convene the general meeting of shareholders

ARTICLE  19.  NOTICE  OF  MEETING

(1) Written notice of each General Meeting of Shareholders of the Company stating the date, time, and place of the Meeting and the purpose for which the Meeting has been called shall be dispatched to shareholders at least two (2) weeks prior to the date set for such Meeting. Provided, however, that this period can be shorten or omitted prior to such Meeting upon the consent of shareholders by written notice, telegraph, or telex.

(2) With respect to shareholders holding not more than 1% of the total number of issued and outstanding voting shares, the notice may be replaced by giving at least two (2) week advance public notice with respect to the convening of and agenda for the Meeting at least twice in the Daily Economic Newspaper and a daily newspaper published in Seoul.

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ARTICLE  20.  CHAIRMAN
(1) The chairman of the General Meeting of Shareholders shall be the Representative Director. In the event of absence of the representative director, a director designated in advance by the board of directors shall be the chairman.

ARTICLE  21.  QUORUM  AND  REQUISITE  FOR  RESOLUTIONS

(1) The quorum for the meeting shall be a number of shareholders present, which shall represent at least one-half of the voting shares of the Company issued and outstanding.

(2) Except as otherwise provided in these Articles of Incorporation or those mandatory provisions of the applicable laws or regulations, in the following cases, the resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of at least one-half of the voting shares of the shareholders present:
1.  Dividends;
2.  Salaries,  other  compensations  and  pension  for  directors  and auditors;
3. Approval of financial statements and reports in accordance with Article 447-2 and 540 of the Commercial Code;
4.  Election  of  directors  and  auditors.
5. Any other matter for which such the resolutions of General Meeting of Shareholders or Board of directors are required by laws and regulations.

(3) In the following cases, the resolutions of a General Meeting of Shareholders shall be adopted by the affirmative vote of at least two-thirds of the voting shares of the shareholders present, which shall represent at least one-third of the voting shares of the Company then issued and outstanding:
1.  Amendment  of  the  Articles  of  Incorporation;
2.  Increase  of  authorized  share  number;
3. Merger, spin-off, division merger, dissolution, liquidation, and reorganization of the Company in accordance with the Company Reorganization Act;
4. Transfer of all or more than one-half of the Company's business or asset; transfer of all or more than one-half of any other company's business or asset;
5.  Dismissal  of  directors,  auditor,  or  liquidating  agent;
6.  Deduction  of  capital;
7. The names of persons who are entitled to receive stock options, issuing method, exercise prices and periods of stock options, and the kinds of shares that will be issued to each stock option recipients.
8.  Any  other  matter  for which such vote is required by laws and regulations.

ARTICLE  22.  RIGHT  TO  VOTE

(1)  Each  shareholder  shall  have one (1) voting right for each share he owns.

(2) Shareholders may exercise their voting rights by proxy. The proxy holder shall submit a document establishing his authority (power of attorney) before the opening of the General Meeting of Shareholders.

ARTICLE  23.  MINUTES

The substance of the proceedings at the General Meeting of Shareholders and the results thereof shall be recorded in the minutes of the Meeting, which shall bear the names and seals of the Presiding Officer and of the Directors present at the Meeting and shall be preserved in the Company's head office and branch office.

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CHAPTER  III.  DIRECTOR  AND  BOARD  OF  DIRECTORS

ARTICLE  24.  NUMBER  OF  DIRECTORS  AND  METHOD  OF  ELECTION

The Company shall have at least one (1) Director, at lease one (1) Auditor and at least one (1) independent Director.

ARTICLE  25.  ELECTION

(1) The Directors and the Auditor shall be elected at the General Meeting of Shareholders. Provided, however, that any shareholder who holds more than three hundredths of the total issued and outstanding shares with voting rights may not exercise his votes in respect of the excess shares beyond the said limit in the election of the Auditor.


ARTICLE  26.  TERM  OF  OFFICE  OF  DIRECTORS  AND  AUDITORS

The term of office of the Directors shall be three (3) years. However, in case the term of office expires before the Ordinary General Meeting of Shareholders as regards the final accounting period, the term of office may be extended to the end of the General Meeting. The term of office of the Auditors shall be completed at the close of the Ordinary General Meeting with respect to the fiscal year which is the last to end within three (3) years after taking office.

ARTICLE  27.  SUPPLEMENTARY  ELECTION  OF  DIRECTOR  AND  AUDITOR

(1) In the event of any of the absence or inability to perform the duties as a Director or Auditor, a General Meeting of Shareholders shall fill the vacancy.
However, in case the number of remains satisfies the requirement and such vacancy does not cause any difficulties in the operation of the business, the appointment through supplementary election may be suspended or delayed until next General Meeting of Shareholders.
The term of office of the Director or the Auditor appointed by the supplementary election shall be the remaining term of office.

ARTICLE  28.THE  BOARD  OF  DIRECTORS

(1) The Board of Directors shall consist of all the Directors and shall have the General Meeting of the Board of Directors on first Monday of every month resolve principal matters relating to the business of the Company. The extraordinary Meeting of the Board of Directors shall be held at such other times as deemed necessary.

(2) The Board of Directors may appoint one Representative Director as a president and appoint one more Representative Director as a chairman, Senior Managing Directors and Managing Directors as deemed necessary.

(3) All resolutions taken at a Meeting of the Board of Directors shall be adopted by both the presence of the majority of Director's and the affirmative vote of a majority of the Directors present.

(4) The Meetings of the Board of Directors may be held by means of telecommunications that transmit both video and audio.

ARTICLE  29.  CONVENING  OF  MEETING  OF  THE  BOARD  OF  DIRECTORS

The Representative Director or any Director who has been authorized by the Board of Directors shall convene the Board of Directors by giving notice to each of the Directors and the Auditor at least five (5) days prior to the scheduled Meeting date; provided, however, that all the Directors and Auditors are unanimous, the procedure of convening may be omitted.

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ARTICLE  30.  THE  REPRESENTATIVE  DIRECTOR

The Representative Director shall represent the Company. In case the Representative Directors are more than one person, each Representative Director shall represent the Company.

ARTICLE  31.  DUTIES  OF  DIRECTORS

(1) The Representative Director shall manage the business of the Company. The Managing Director and Senior Managing Director shall assist the Representative Director, and conduct the business of the Company.

(2).  In  the  event  of  absence  of  the Representative Director, the Managing
Director or Senior Managing shall act for the Representative Director in such order of priority as designated in advance by the Board of Directors.

ARTICLE  32.  RESOLUTIONS  OF  THE  BOARD  OF  DIRECTORS

The  Board  of  Directors  shall  resolve  following  cases:
1.  Modification  of  initial  business  plan;
2.  Annual  business  plan,  budget  and  settlement  of  accounting;
3.  Adoption  of  the  proposal  for  amended  Articles  of  Incorporation;
4.  Appointment  and  dismissal  of  Representative  Director;
5.  Opening  and  closing  branches  and  offices.  Formation  of  subsidiary;
6. Capital loaning. Provided, however, that the limited amount may be delegated to the Representative Director by the resolution of the Board of Directors;
7.  Establishment  and  abolition  of  the  Company  regulations;
8. Merger, spin-off, division merger, dissolution, composition, liquidation, and reorganization;
9.  Convention  of  General  Meeting  of  Shareholders  and  its  resolutions;
10.  Increase  of  the  Company's  capital;
11.  Matters  regarding  acquisition  and  disposition  of  major  assets;
12.  Matters  regarding  filing  and  composition  of  lawsuits;
13.  Permission  on  by-work  of  directors;
14.  Approval  of  share  transfer;
15.  Revocation  of  stock  option  grant;
16. Join venture agreement and any other matters that are subject to approval or resolution of the Board of Directors provided in the Articles of Incorporation.
17. Establishment of a committee within the Board of Director and appointment and dismissal of the committee members;
18.  Any  other  matter  that  is  considered  to  be  important

ARTICLE  33.  MINUTES  OF  THE  MEETING

(1) The course of the proceedings of the Meetings of the Board of Directors and the results thereof shall be recorded in minutes.

(2) The minutes shall bear the name and seal or signature of the Directors and the Auditor, present at the Meeting and shall be preserved in the Company's head office and branch office.

ARTICLE  34.  DUTIES  OF  AUDITORS

The Auditor shall examine the accounting, financial, operating records of the Company.

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ARTICLE  35.  REMUNERATION  AND RETIREMENT ALLOWANCES FOR DIRECTORS AND AUDITORS

The remuneration for Directors and Auditors and the retirement allowances for the retired Directors and Auditors shall be determined by a resolution of the General Meeting of Shareholders.

CHAPTER  IV.  ACCOUNTING

ARTICLE  36.  FISCAL  YEAR

The fiscal year of the Company shall commence on each January 1 and shall end on December 31 of the same year.

ARTICLE  37. PREPARATION AND KEEPING OF FINANCIAL STATEMENTS AND BUSINESS REPORT

(1) The Representative Director shall prepare a business report and the following financial documents, together with supplementary schedules, for each fiscal period, shall obtain an approval thereof from the Board of Directors and the Auditor six (6) weeks before the day set for the Ordinary General Meeting of Shareholders, and shall submit the same to the shareholders at the Ordinary General Meeting of Shareholders:
1.  A  balance  sheet;
2.  An  income  statement;
3.  A  statement  of  retained  earnings  or  statement  of accumulated deficit;
4.  A  Business  report  and  asset  list

(2) The documents set forth in Paragraph (1) and the audit report shall be kept at the head office from two (2) weeks before the day set for the Ordinary General Meeting of Shareholders. The Company shall, without delay, give public notice of the balance sheet when the documents set forth in Paragraph (1) and the audit report are approved by the General Meeting of Shareholders.

ARTICLE  38.  DISPOSITION  OF  PROFIT

Net  profit  for  each  fiscal  year  shall  be  disposed  of  as  follows:
1.  Legal  reserves  for  profit;     more  than  one-tenth  of  cash  dividends
2.  Other  legal  reserves;
3.  Dividends;
4.  Discretionary  reserves;
5.  Other  dispositions  of  surplus  profit;
6.  Carrying  forward  as  surplus  profit.

ARTICLE  39.  DIVIDENDS

Dividends may be paid out in cash or stock and shall be paid to the shareholders or the registered pledgees who have been duly entered in the register of shareholders as of the end of each fiscal year.

ARTICLE 40. NEGATIVE PRESCRIPTION FOR THE RIGHT TO CLAIM PAYMENT OF DIVIDENDS Any rights to dividends shall be extinguished by prescription unless exercised for five (5) years. Dividends to which rights have extinguished shall revert to the Company.

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CHAPTER  V.  SUPPLEMENTARY  PROVISIONS

ARTICLE  41.  REGULATIONS

The Company may adopt, with the approval of the Board of Directors, regulations as may be required for the administration of the affairs of the Company.

ARTICLE  42.  INITIAL  BUSINESS  YEAR

The Initial Business Year of the Company is from the date of Incorporation to December 31st of same year.

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